Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Salient Risk Parity Fund
	Salient MLP & Energy Infrastructure Fund
	Salient Alternative Beta Fund
	Salient Trend Fund
	Salient Global Equity Fund



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended June 30, 2013 :

			            Distributions    Distribution
Class A:			     	 (000s)         per share

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			287
Salient Alternative Beta Fund		-		-
Salient Trend Fund			- 		-
Salient Global Equity Fund		-		-


Class C:

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			99
Salient Alternative Beta Fund		-		-
Salient Trend Fund			- 		-
Salient Global Equity Fund		-		-

Class I:

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			2,206
Salient Alternative Beta Fund		-		-
Salient Trend Fund			- 		-
Salient Global Equity Fund		-		-

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class I shares
	 74U2  Class A shares and Class C

 The following is a class breakout of the NAV's and shares outstanding (000s) at June 30, 2013:

 	 			NAV	  Shares Outstanding
   					                 (000s)

Class A:

Salient Risk Parity Fund       	9.05			1,107
Salient MLP & Energy
Infrastructure Fund		11.58			6,438
Salient Alternative Beta Fund	9.62			_(a)
Salient Trend Fund		10.77			6
Salient Global Equity Fund	10.26			50

Class C:

Salient Risk Parity Fund       	9.00		        112
Salient MLP & Energy
Infrastructure Fund		11.54			1,316
Salient Alternative Beta Fund	9.60			-(a)
Salient Trend Fund		10.75			2
Salient Global Equity Fund	10.22			41


Class I:

Salient Risk Parity Fund       	9.06			11,481
Salient MLP & Energy
Infrastructure Fund		11.56			13,674
Salient Alternative Beta Fund	9.63			3,973
Salient Trend Fund		10.78			5,398
Salient Global Equity Fund	10.27			4,890

(a) rounds to less than 1.